UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

_________________________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

BANK OF THE JAMES FINANCIAL GROUP, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholders:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Bank of the James Financial Group, Inc., which will be held virtually via the internet at www.virtualshareholdermeeting.com/BOTJ2026 (“the virtual meeting platform”) on May 19, 2026 at 1:00 p.m. Eastern Time (the “Annual Meeting”).

The Annual Meeting will be conducted in a virtual-only format. There will be no physical meeting location. You can attend and participate in the Annual Meeting online by visiting the link above. During the meeting, management will present a report on the Company’s recent operations, and you will have an opportunity to ask questions of management, the Board of Directors, and our independent registered public accounting firm.

To participate in the Annual Meeting at the virtual meeting platform you must enter the control number found on your proxy card, the Notice of Internet Availability, or elsewhere within the proxy materials.

The attached Notice of 2026 Annual Meeting of Shareholders includes further details regarding items to be considered during the meeting.

Your vote is important. Whether or not you plan to attend the virtual meeting, it is important that your shares be represented at the Annual Meeting. You may vote your shares via a toll-free telephone number, via the internet, or you may complete, sign, date, and mail your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Instructions for all three methods of voting are contained with the proxy card. Should you later decide to attend the virtual meeting and vote during the meeting, or revoke your proxy, you may do so at any time before voting concludes, and your earlier proxy will be disregarded.

We began mailing proxy materials to you on or about April 6, 2026.

We appreciate your continued support and look forward to your participation in our Annual Meeting.

Sincerely,

/S/ Robert R. Chapman III

Robert R. Chapman III

President

Lynchburg, Virginia

April 6, 2026

Please Vote Your Shares.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 19, 2026 at 1:00 p.m., Eastern Time

www.virtualshareholdermeeting.com/BOTJ2026

NOTICE IS HEREBY GIVEN that pursuant to its bylaws and call of its directors, the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of the James Financial Group, Inc. (“Financial” or the “Company”) will be held virtually via the internet at www.virtualshareholdermeeting.com/BOTJ2026 on May 19, 2026, at 1:00 p.m. Eastern Time.

The purposes of the Annual Meeting are to consider and act upon:

1.Election of Directors: To elect four directors to serve as Group Two Directors of the Board of Directors;

2.Ratification of Independent Registered Public Accounting Firm: To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.Executive Compensation: To approve, on an advisory and non-binding basis, the executive compensation as described in the accompanying Proxy Statement; and

4.Other Business: To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting. Holders of shares of Common Stock of record at the close of business on March 23, 2026 will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

The Annual Meeting will be conducted in a virtual meeting format only, and no physical meeting location will be provided. To attend and participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/BOTJ2026 and enter your control number, which is located on your proxy card, Notice of Internet Availability, or elsewhere within these proxy materials.

Your vote is very important. Even if you plan to attend virtually, please submit your proxy in advance using one of the following methods: via a toll-free telephone number, via the internet, or by completing, signing, dating, and mailing the proxy card as directed on the proxy card.

If you later choose to attend the virtual Annual Meeting and vote online, you may revoke your proxy at any time before voting concludes. Further details regarding voting and revocation procedures are available in the accompanying Proxy Statement.

Proxy materials were first mailed to shareholders on or about April 6, 2026.

Lynchburg, Virginia April 6, 2026	BY ORDER OF THE BOARD OF DIRECTORS /S/ Eric J. Sorenson, Jr. Eric J. Sorenson, Jr., Secretary

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

This Notice of 2026 Annual Meeting of Shareholders and Proxy Statement and Annual Report on Form 10-K Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 2025 are available on the internet at the following website: http://www.proxyvote.com

BANK OF THE JAMES FINANCIAL GROUP, INC.

2026 PROXY STATEMENT

i

BANK OF THE JAMES FINANCIAL GROUP, INC.

Proxy Statement

2026 Annual Meeting of Shareholders May 19, 2026 at 1:00 p.m., Eastern Time

GENERAL INFORMATION

Introduction

Bank of the James Financial Group, Inc. (the “Company”) is making this proxy statement available to solicit proxies on behalf of the Company’s Board of Directors for use at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held virtually, exclusively online through the internet, on May 19, 2026, at 1:00 p.m. Eastern Time.

The Company is the holding company for Bank of the James (the “Bank”) and Pettyjohn, Wood & White, Inc., an SEC-registered investment advisor.

In accordance with rules established by the U.S. Securities and Exchange Commission (the “SEC”), the Company is making its proxy materials available primarily over the internet. This Proxy Statement and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2025 are being made available to shareholders on or about April 6, 2026. Most shareholders will receive a notice card providing instructions for accessing the proxy materials online at www.proxyvote.com, by calling 1-800-579-1639, or by emailing sendmaterial@proxyvote.com. By providing proxy materials electronically, the Company significantly reduces printing and mailing costs and contributes to environmental conservation.

If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. Your request will be promptly fulfilled at no cost to you.

Shareholders may attend and participate in the Annual Meeting at www.virtualshareholdermeeting.com/BOTJ2026 by entering the unique control number provided on your proxy card or Notice of Internet Availability.

We appreciate your support and encourage you to vote your shares in advance, either online, by telephone, or by mailing your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Shareholders to be held on May 19, 2026

This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report to Shareholders”) are available at www.proxyvote.com.

Date, Time, and Virtual Attendance

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of the James Financial Group, Inc. (the “Company”) will be held on May 19, 2026, at 1:00 p.m. Eastern Time.

The Annual Meeting will be conducted exclusively in a virtual format via the internet. There will be no physical meeting location. Shareholders may participate virtually by accessing the meeting website at:

www.virtualshareholdermeeting.com/BOTJ2026

To join and participate, shareholders must enter the control number found on their proxy card, the Notice of Internet Availability, or elsewhere within these proxy materials.

We encourage shareholders to participate in the virtual meeting and to vote their shares in advance using the methods outlined in these materials.

Record Date

The close of business on March 23, 2026 (the “Record Date”) was the record date for the determination of shareholders entitled to notice of, and to vote, at the Annual Meeting.

Voting Rights of Shareholders

On the Record Date, there were 4,543,338 shares of common stock of the Company (the “Common Stock”) issued and outstanding. The Company has no other class of stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

To the knowledge of the Company’s management, based solely on our review of Schedules 13-G filed with the SEC, Pettyjohn, Wood & White, Inc. beneficially owned 5.63% of the Company’s outstanding Common Stock, and Fourthstone, LLC beneficially owned 7.09% of the Company’s outstanding Common Stock. Based on the same review, no other person owned beneficially more than 5% of the Company’s outstanding Common Stock. As of the Record Date, directors and executive officers of the Company and their affiliates, as a group, owned of record and beneficially, inclusive of options that have vested or will vest within 60 days thereof, a total of 542,017 shares of Common Stock, or approximately 11.93% of the shares of Common Stock deemed outstanding on such date.

Directors and executive officers of the Company have indicated an intention to vote their shares of Common Stock “FOR” the director nominees set forth herein, “FOR” the ratification of the appointment of Elliott Davis, PLLC (“Elliott Davis”), and “FOR” the approval of the non-binding resolution on executive compensation.

If your shares are held through a broker, custodian, bank, or nominee, please follow the voting instructions provided by them to ensure your shares are properly represented at the Annual Meeting.

Quorum

A quorum is required to transact business at the Annual Meeting. The presence, virtually or by proxy, of shareholders representing a majority of the shares of Bank of the James Financial Group, Inc. common stock outstanding on the Record Date constitutes a quorum.

“Broker shares” that are voted on at least one matter and proxies marked as abstentions will be counted for purposes of determining the existence of a quorum. Broker non-votes, if applicable, are counted for quorum purposes but do not count as votes cast on any matter.

If there are not sufficient voting shares represented to establish a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

VOTING AT THE MEETING

Proposals to be Considered

At the Annual Meeting, the shareholders will be asked to:

1.Election of Directors: To elect the nominees presented herein to serve as Group Two Directors until the 2029 Annual Meeting or until their successors are duly elected and qualified;

2.Ratification of Independent Public Accountants: To ratify the appointment of Elliott Davis as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.Advisory Vote on Executive Compensation: To approve, on an advisory and non-binding basis, the executive compensation as described in this Proxy Statement.

The board of directors (the “Board”) is not aware of any other matters that are to come before the Annual Meeting except for incidental, procedural matters. If any other matters are properly brought before the Annual Meeting (as determined by a majority of the Board), the persons named in the accompanying proxy card will vote the shares represented by each proxy on such matters.

Procedures for Voting By Proxy; Revocation of Proxies

If you properly execute and deliver your proxy and do not revoke it, your shares will be voted according to your instructions. If you sign and return your proxy card without specifying how to vote, your shares will be voted FOR the election of the director nominees, FOR the ratification of the appointment of Elliott Davis, and FOR the approval of the non-binding resolution on executive compensation. If any director nominee becomes unavailable for election, the proxy will be voted for a substitute nominee selected by the Board of Directors.

You may revoke your proxy at any time before it is voted by (i) giving written notice of revocation to Eric J. Sorenson, Jr., Secretary, Bank of the James Financial Group, Inc., 828 Main Street, Lynchburg, Virginia 24504, (ii) executing and delivering a later-dated proxy, or (iii) attending the virtual Annual Meeting and voting online.

Effect of Broker Non-Votes and Abstentions

Brokers, banks, or other nominees holding shares of the Company’s Common Stock for beneficial owners (“street name”) may vote these shares either as specifically instructed by their clients or, when permitted by applicable exchange rules, at their own discretion.

A broker non-vote occurs when a broker, bank, or nominee holding shares for a beneficial owner does not receive voting instructions from the owner and lacks discretionary authority to vote on a particular matter. Broker non-votes will count toward determining whether a quorum is present, but they will not be considered votes cast either “for” or “against” any proposal.

Similarly, an abstention — when a shareholder chooses not to vote on a particular proposal — also counts toward determining a quorum but is not considered a vote cast and therefore will not affect the outcome of any proposal.

If your shares of Common Stock are held in “street name” by a broker or nominee, your broker or nominee may exercise discretionary voting power on “routine” matters, such as Proposal 2 (Ratification of the appointment of Elliott Davis as the Company’s independent registered public accounting firm). We therefore do not anticipate any broker non-votes with respect to Proposal 2.

However, brokers do not have discretionary authority to vote on non-routine matters unless they receive specific instructions from you. Proposals 1 (Election of Directors) and 3 (Advisory Vote on Executive Compensation) are considered “non-routine” matters. Therefore, if you do not provide voting instructions to your broker regarding these proposals, your shares will not be voted, resulting in a broker non-vote on those items.

Vote Required

Each share of the Company’s Common Stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote and broker non-votes on a matter will count toward a quorum for the Annual Meeting, but will not be included in determining the number of votes cast with respect to a matter.

Proposal One: Directors are elected by a plurality of the votes cast. Thus, as to Proposal One concerning the election of directors, those nominees receiving the greatest number of votes for election will be elected even if they do not receive a majority of votes cast. With regard to the election of directors, the proxy being provided by the board enables a shareholder to vote for the election of the nominees proposed by the board, to withhold authority to vote for the nominees being proposed, or to vote for the election of only certain nominees. Only shares that are voted in favor of a nominee will be counted toward that nominee’s achievement of a plurality. Accordingly, “withhold” votes and broker non-votes will have no effect on the outcome of this proposal.

Proposals Two and Three: As to i) the proposal set forth in Proposal Two to ratify the appointment of the independent registered accounting firm and ii) the proposal set forth in Proposal Three to approve the non-binding resolution regarding executive compensation, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of each of these proposals requires an affirmative vote of a majority of the votes cast on the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they are not counted for purposes of determining whether such a matter has been approved, and will have no effect.

How to Vote Your Shares

Shareholders may vote their shares using any of the following methods:

•By telephone: Call 1-800-690-6903 and follow the instructions.

•By internet: Visit www.proxyvote.com and follow the instructions.

•By mail: Complete, date, and sign your proxy card and return it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•Online during the Annual Meeting: Shareholders attending the virtual Annual Meeting may vote online during the meeting at www.virtualshareholdermeeting.com/BOTJ2026.

Principal Executive Office

The principal executive offices of the Company are located at 828 Main Street, Lynchburg, Virginia 24504.

SOLICITATION OF PROXIES

Solicitation is being made on behalf of the Company by mail and electronic notice and access to the internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication, or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS MATTERS

General

The business and affairs of the Company are managed under the direction of its Board in accordance with the Virginia Stock Corporation Act, the Company’s articles of incorporation, and the Company’s bylaws. Members of the Board are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board and its committees.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all directors, executive officers (including the principal financial officer, principal accounting officer or controller, or persons performing similar functions), senior officers, and employees. It is the Company’s policy that all such persons conduct their business affairs with ethics and integrity, avoid conflicts of interest, and refrain from taking actions that benefit themselves at the expense of the Company or taking advantage of corporate opportunities. The Code of Ethics can be found by clicking “Investor Relations” on the Company's website, www.bankofthejames.bank, and then clicking on “Learn More,” then “Accept,” then “Governance” and then “Governance Documents.” Any waiver or substantial amendment to the Code of Ethics applicable to directors or executive officers will also be disclosed at this location on the Company's website.

Insider Trading and Anti-Hedging Policy

The Company has adopted an insider trading policy governing the purchase, sale, and other dispositions of the Company’s securities by its directors, officers, employees, and agents that is designed to promote compliance with applicable insider trading laws and regulations. The policy prohibits trading in the Company’s securities while in possession of material nonpublic information.

The policy also prohibits directors, officers, employees, and agents from engaging in hedging or monetization transactions involving the Company’s equity securities that are designed to hedge or offset any decrease in the market value of such securities.

A copy of the Company’s insider trading policy was previously filed as an exhibit to the Company’s Annual Report on Form 10-K and can also be found by clicking “Investor Relations” on the Company’s website, www.bankofthejames.bank, and then clicking on “Learn More,” then “Accept,” then “Governance,” and then “Governance Documents.”

The Company has adopted a clawback policy requiring recovery of excess incentive compensation received by covered executives during the three years preceding an accounting restatement. This policy applies when the Company must restate financial statements due to material non-compliance with securities law financial reporting requirements, including to correct errors that are material to previously issued statements or that would result in material misstatements if left uncorrected. Subject to limited exceptions, the Board or its designated committee will administer the recovery of such excess compensation.

The Company’s clawback policy was previously filed as an exhibit to the Company’s Annual Report on Form 10-K and can also be found by clicking “Investor Relations” on the Company’s website, www.bankofthejames.bank, and then clicking on “Learn More,” then “Accept,” then “Governance,” and then “Governance Documents.”

Committees of the Board of Directors of the Company

The Board of Directors of Bank of the James Financial Group, Inc. (the “Company”) has established four standing committees to assist the Board in fulfilling its oversight responsibilities:

•Executive Committee

•Audit Committee

•Nominating Committee

•Compensation Committee

The Board of Directors of Bank of the James (the “Bank”), a wholly-owned subsidiary of the Company, maintains corresponding committees and also has additional standing committees, including a Loan Committee, an Investment Committee, and a Compliance Committee.

To clearly define the roles, responsibilities, and authority of its committees, the Board has adopted written charters for the Audit Committee, Nominating Committee, and Compensation Committee. These committee charters can be found by clicking “Investor Relations” on the Company’s website, www.bankofthejames.bank, and then clicking on “Learn More,” then “Accept,” then “Governance,” and then “Governance Documents.”

If you would prefer to receive a copy via mail at no cost to you, please contact Eric J. Sorenson, Jr., Secretary of the Company.

Members of Board Committees

The following table sets forth current committee membership as of the date of this Proxy Statement:

Director	Audit	Compensation (1)	Executive	Nominating
Lewis C. Addison	● Chair (2) (3)	●	●	●
John R. Alford, Jr.			●
William C. Bryant III
Robert R. Chapman III			●
A. Douglas Dalton III			●
Julie P. Doyle	●
Watt R. Foster, Jr.			●	● Chair
Phillip C. Jamerson	●	●
Lydia K. Langley	●	●	●
Augustus A. Petticolas, Jr.		● Chair (3)	● Chair (3)	●
Meetings in 2025	4	2	12	1

(1)Bank-level committee only; the parent company-level Compensation Committee did not meet in 2025 as the Company has no employees.

(2)Audit Committee Financial Expert.

(3) Effective May 21, 2025, Thomas W. Pettyjohn, Jr. and James F. Daly retired from the Board. Upon Mr. Pettyjohn’s retirement, Dr. Petticolas succeeded him as Chair of the Executive and Compensation Committees and as Chair of the Board; Mr. Addison succeeded Dr. Petticolas as Audit Committee Chair.

Executive Committee

The Executive Committee is authorized to act on behalf of the full Board between meetings on matters requiring prompt action.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company’s independent registered public accounting firm. The Audit Committee operates pursuant to a written charter, which can be found by clicking “Investor Relations” on the Company’s website, www.bankofthejames.bank, and then clicking on “Learn More,” then “Accept,” then “Governance,” and then “Governance Documents.”

The Board has determined that all members of the Audit Committee are independent under applicable Nasdaq rules and SEC regulations, and that Mr. Addison qualifies as an “Audit Committee Financial Expert” as defined by the SEC. For additional information, see “Audit Committee Report” below.

Nominating Committee

The Nominating Committee reviews and recommends candidates for nomination to the Board for expiring or otherwise vacant seats, evaluating candidates based on criteria including share ownership, business experience and expertise, character, educational background, and the particular needs of the

Board at the time of nomination. The Committee’s charter can be found by clicking the heading “Investor Relations” on the Company’s website, www.bankofthejames.bank, and then clicking on “Learn More,” then “Accept,” then “Governance,” and then “Governance Documents.”

Compensation Committee

The Compensation Committees of the Company and the Bank, as applicable, review, recommend, and approve compensation for its employees. Each member of the Compensation Committee is an “independent director” under the applicable Nasdaq rules and applicable Securities and Exchange Commission regulations.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reports filed with the SEC and written representations from the reporting persons, the Company believes that all required reports were timely filed during the fiscal year ended December 31, 2025.

PROPOSAL ONE -
ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

The Company’s Bylaws provide that the Board of Directors shall consist of not fewer than five nor more than twenty-five directors. In accordance with our Articles of Incorporation, the Board of Directors is divided into three groups (designated as Groups One, Two, and Three), with directors serving staggered three-year terms.

The Board currently has nominated the following four individuals to serve as Group Two Directors, each for a three-year term expiring at the 2029 Annual Meeting, or until their respective successors have been duly elected and qualified:

•Robert R. Chapman III

•Julie P. Doyle

•Lydia K. Langley

•Augustus A. Petticolas, Jr.

Each nominee is currently serving as a director and has consented to stand for re-election. If, for any reason, any nominee becomes unable or unwilling to serve, the proxies named in the proxy card will have discretionary authority to vote for a substitute nominee chosen by the Board of Directors. The Board does not anticipate that any nominee will become unavailable to serve.

James F. Daly and Thomas W. Pettyjohn, Jr. served as directors during a portion of 2025 and retired from the Board following the Company’s 2025 Annual Meeting of Shareholders. J. Todd Scruggs served as a director during 2025 and retired from the Board in January 2026. Each retirement was not the result of any disagreement with the Company regarding its operations, policies, or practices.

Nominees and Continuing Directors

Nominees

Set forth below is certain information concerning the nominees.

Nominees
Name	Age (1)	Position with the Company	Director Since (2)	Group	Term to Expire
Robert R. Chapman III	63	Vice Chairman of the Board; President of the Company, Chief Executive Officer of the Bank; Director of Pettyjohn, Wood & White, Inc.	1998	Two	2029
Julie P. Doyle	62	Director	2011	Two	2029
Lydia K. Langley	61	Director	2015	Two	2029
Augustus A. Petticolas, Jr.	77	Chairman of the Board	2005	Two	2029

(1)As of March 31, 2026.

(2)All of the directors of the Company also serve as members of the board of directors of the Bank. For all years prior to 2004, all directorships were with the Bank only.

Each of the nominees is currently a director of the Company whose current term expires at the Annual Meeting. Each nominee has agreed to serve if elected.

Continuing Directors

Set forth below is certain information concerning the continuing directors.

Continuing Directors
Name	Age (1)	Position with the Company	Director Since (2)	Group	Term to Expire
A. Douglas Dalton III	45	Director	2016	One	2028
Watt R. Foster, Jr.	66	Director	2005	One	2028
Phillip C. Jamerson	67	Director	2016	One	2028
Lewis C. Addison	74	Director	2006	Three	2027
John R. Alford, Jr.	65	Director	2009	Three	2027
William C. Bryant III	61	Director	2005	Three	2027

(1)As of March 31, 2026.

(2)All of the directors of the Company also serve as members of the board of directors of the Bank.

Director and Officer Biographical Information

The following discusses the backgrounds and qualifications of our director nominees and the directors continuing in office. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees to the Board

Robert R. Chapman III, 63, Vice Chairman of the Board, serves as the President of the Company and the Chief Executive Officer of the Bank. He also serves as a member of the Board of Directors of Pettyjohn, Wood & White, Inc. He has been a resident of Lynchburg for over 25 years and has been the President of the Company since January 2004, CEO of the Bank since January 2003, and served as President of the Bank from January 2003 through October 2021. Mr. Chapman was a co-organizer of the Bank in 1999. Previously, Mr. Chapman was Vice President and Branch Manager and a Commercial Account Manager at Crestar Bank for 15 years. Mr. Chapman is a graduate of Virginia Military Institute where he received a bachelor’s degree in Economics. Following graduation, Mr. Chapman served as First Lieutenant in the United States Army. Mr. Chapman graduated from the Stonier Graduate School of Banking. Mr. Chapman is a past President of the Lynchburg City Schools Education Foundation. He also serves on the boards of the Centra Foundation, the VMI Keydet Club, the Westminster-Canterbury Foundation and is a member of First Presbyterian Church. In addition to his extensive experience in bank administration, asset/liability management, residential and commercial real estate lending, and business and industry lending, Mr. Chapman has experience in the day-to-day management of the Bank and knowledge of its business and operations.

Julie P. Doyle, 62, has lived in Lynchburg since 1993. Ms. Doyle retired as President and Executive Director of The Education & Research Foundation, Inc., a clinical research site, in 2021. Prior to her experience as a small business owner, Ms. Doyle worked for many years for Honeywell and Westinghouse. Ms. Doyle holds a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Master of Business Administration degree from George Washington University. Active in the community, Ms. Doyle currently serves as the Board Chair of The University of Lynchburg and is the past president of the Lynchburg City Schools Education Foundation. She formerly served as the Chair of the Lynchburg City School Board, President of the Notre Dame Monogram Club and on the board of Centra Health, Inc. Ms. Doyle provides the board with executive experience, a strong financial background and good relationships within the community.

Lydia K. Langley, 61, is a Lynchburg native and retired owner of Langley Rentals for 28 years. Langley Rentals owned and managed residential rental properties, including apartments, duplexes, and single-family homes in the Lynchburg area. Ms. Langley has a B.A. from the University of Virginia and a Masters of Administration from The University of Lynchburg (formerly Lynchburg College). She served 9 years on the Planning Commission for the City of Lynchburg and was an original member of the Lynchburg Police Foundation. Ms. Langley previously served on the board of The Ellington as well as the Lynchburg Advisory Board of the Bank for five years before being appointed to the board of the Company. Ms. Langley provides the board with strong business knowledge, particularly related to the operation of a rental real estate business and local real estate values.

Dr. Augustus A. Petticolas, Jr., 77, Chairman of the Board, has practiced dentistry in Lynchburg since 1976. He is a graduate of Livingstone College in Salisbury, North Carolina and holds a bachelor’s degree in English with a minor in Biological Sciences and French. He earned his Doctor of Dental Surgery degree at the University of Maryland. Dr. Petticolas is involved in numerous community endeavors and is a founding board member of the Free Clinic of Central Virginia, Inc. where he has served since 1987. He also currently serves on the board of the Virginia Health Care Foundation. He previously served on the board of Centra Health, Inc. and the Greater Lynchburg Community Foundation. He joined the board of directors of the Bank in 2005. He has served as President of the Virginia Board of Dentistry having been appointed by three different Governors of the State of Virginia for three terms for a total service of nine years. Dr. Petticolas brings business experience, knowledge of project management, and leadership skills to the board.

Directors Continuing in Office

A. Douglas Dalton III, 45, is Vice President for English Construction Company, Inc. He is a 2003 graduate of Virginia Tech and holds a bachelor’s degree in Business Management. He previously served on the Board of Directors for Boys and Girls Club of Greater Lynchburg. Mr. Dalton served on the Altavista Advisory Board of the Bank for several years before being appointed to the Company’s Board. Mr. Dalton brings business skills such as project management, knowledge of the construction industry, and knowledge of the local economy to the board.

Watt R. Foster, Jr., 66, is a native of Brookneal, Virginia. Mr. Foster is the President and Chief Executive Officer of Foster Fuels, Inc., a company engaged primarily in the sale and distribution of petroleum and propane products, and related products, as well as the provision of emergency fuel delivery throughout the United States and internationally. He is also the owner of Phelps Creek Angus Farm, a 500 head cow-calf operation located in Campbell County. Mr. Foster received a bachelor’s degree in Business Management from James Madison University. Mr. Foster is a member of the Staunton River Chapter of the Masonic Lodge. Mr. Foster provides the board with a strong knowledge of business, including the operation of wide-ranging, complex operations, and real estate purchase and development.

Phillip C. Jamerson, 67, is Vice President and Owner of Jamerson Building Supply and Jamerson Real Estate and is the past co-owner and CEO of Jamerson-Lewis Construction. Mr. Jamerson is a 1981 graduate of Virginia Tech and has a B.S. degree in Building Construction. He is currently serving on the Board of the Courtland Park Foundation and the Board of Wolfbane Theater. He was previously a member of the Board of Directors and Executive Committee of the Lynchburg Humane Society, the Appomattox Economic Development Agency, the Region 2000 Workforce Development Board, and Patrick Henry Family Services. Mr. Jamerson provides the board with a strong knowledge of business, including real estate purchase and development as well as construction and project management.

Lewis C. Addison, 74, is retired from his position as Senior Vice-President/Chief Financial Officer and Treasurer for Centra Health, Inc., where he had worked in various capacities since 1979. He holds a bachelor’s degree in Business with a major in Accounting from Virginia Tech. Mr. Addison was a Certified Public Accountant and is a Past President of the Virginia Chapter of the Healthcare Financial Management Association. From 2015 through 2024 he served as Chairman of the Board of Piedmont Community Health Plan, Inc. and former Chairman of the Industrial Development Authority of the Town of Amherst. Mr. Addison has extensive experience in complex financial matters and serves as the Company’s audit committee financial expert under SEC guidelines.

John R. Alford, Jr., 65, is a shareholder with Caskie & Frost, P.C., a law firm based in Lynchburg. In his practice, Mr. Alford provides advice to corporations and other business entities in matters of corporate law, commercial transactions, and real estate and to individual clients in matters including estate planning, estate administration, and real estate matters. He received a bachelor’s degree in Economics from the University of Virginia and a J.D. from Washington & Lee University School of Law. Prior to joining the Board of the Company, Mr. Alford was a member of the Bank’s Lynchburg Advisory Board. Mr. Alford is a former board member of the Greater Lynchburg Community Foundation, a former board member of Sweet Briar College, a former president and former board member of Boonsboro Country Club, a former Trustee for James River Day School and a former chairman and board member for the Alliance for Families & Children. Mr. Alford provides the board with valuable experience and perspective gained in the legal profession as well as strong business contacts.

William C. Bryant III, 61, is the President of and Auctioneer for Ted Counts Realty and Auction Company. He holds a B.S. in Business Management from LaSalle University. Mr. Bryant received a certificate in Real Estate Appraisal from the International College of Real Estate Appraisal in Columbia, Tennessee and is a graduate of the Mosley Flint School of Real Estate in Roanoke, Virginia. In addition, he is a graduate of the Mendenhall School of Auctioneering in High Point, North Carolina, and obtained CAI designation through Indiana University, the Certified Auctioneers Institute in Bloomington, Indiana. Mr. Bryant is a member of the National Association of Realtors, the Virginia Association of Realtors, the National Association of Auctioneers, and the Virginia Association of Auctioneers. He previously served on the board of the Lynchburg Regional Chamber of Commerce and serves on the Commonwealth of Virginia Auctioneers Regulator Board and is a member of the Lynchburg Board of Realtors. Mr. Bryant provides executive experience, broad ties to the business community and significant experience in valuing assets in a broad range of categories, including real estate, heavy equipment, and livestock.

Director Qualifications

The Board believes that it is necessary for each of the Company's directors to possess many qualities and skills. The Nominating Committee seeks candidates who possess the background, skills, and expertise to make a significant contribution to the Board and to the Company and its shareholders. When searching for new candidates, the Nominating Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gaps. Among other things, the Nominating Committee specifically considers the following:

•Business experience and expertise;

•Character;

•Particular goals and needs of the Company for additional competencies or characteristics;

•Educational background; and

•Share ownership.

The Nominating Committee also considers such other criteria as may be relevant at the time and looks for candidates that will complement the existing board composition.

The Nominating Committee does not have a formal policy regarding the consideration of director candidates recommended by shareholders. Given the Company's size, the nature of its operations, and the composition of its Board, the Board believes that the Nominating Committee is best positioned to identify and evaluate director candidates who possess the experience, qualifications, and competencies needed to serve the Company effectively. The Nominating Committee has not received any director candidate recommendations from shareholders. Each of the nominees for director standing for election at the Annual Meeting is an incumbent director and was recommended for re-election by the Nominating Committee.

While the Nominating Committee does not have a formal policy with respect to diversity, the Board of Directors and the Nominating Committee believe that it is essential that board members represent diverse viewpoints and are cognizant of the benefits of a diverse membership. Based upon self-identification by each member of the Company’s Board, the diversity composition of the Board is as follows:

Board Diversity Matrix (As of March 31, 2026)
Total Directors: 10

Part I: Gender Identity	Female	Male
Directors	2	8
Part II: Demographic Background
African American or Black	0	1
White	2	7

In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective directors.

Our board members bring a wealth of leadership experience, community ties, and knowledge of Region 2000 to the Board. In considering the directors’ and director nominees’ individual experience, qualifications, attributes and skills, the board has concluded that the appropriate experience, qualifications, attributes and skills are represented on the board as a whole and on each of the board’s committees.

The board has concluded that each director and nominee possesses the personal traits and characteristics described above. Each director has demonstrated business and financial acumen, an ability to exercise sound judgment, compatibility with other directors, as well as a commitment to service to the Company and our board. In addition to the information below regarding each director’s and nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he/she should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty, and adherence to high ethical standards.

There are no family relationships among any directors, director nominees and executive officers.

Independence of Directors

The Board is comprised of a majority of directors who qualify as independent based on the definition of “independent director” as defined by Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market (“Nasdaq”). The board has determined that the following current directors and nominees of the Company are “independent” for all purposes under the foregoing criteria:

Lewis C. Addison	John R. Alford, Jr.	A. Douglas Dalton III
Julie P. Doyle	Watt R. Foster, Jr.	Phillip C. Jamerson
Lydia K. Langley	Augustus A. Petticolas, Jr.

The Board has determined that Mr. Chapman does not qualify as an independent director because he currently serves as an executive officer of the Company and the Bank and an employee of the Bank. Mr. Scruggs served as an executive officer of the Company and the Bank and an employee of the Bank throughout 2025 and accordingly did not qualify as an independent director during his tenure. Mr. Bryant does not qualify as an independent director because in 2025 the Bank paid rent in excess of $200,000 to Jamesview Investments, LLC, an entity that Mr. Bryant owns. Although the board has determined that

Mr. Alford otherwise qualifies as an independent director under NASDAQ rules, he does not qualify as independent for audit committee purposes because his law firm from time to time represents the Company and the Bank in legal matters and has accepted compensation for such service. Accordingly, Mr. Alford does not serve on the Audit Committee. James F. Daly and Thomas W. Pettyjohn, Jr., each of whom served as a director during 2025 and subsequently retired from the Board, qualified as independent directors during their tenure.

Executive Officers

Executive Officers Who Are Not Directors

The following sets forth biographical information and the business experience of each non-director Named Executive Officer of the Bank.

Eric J. Sorenson, Jr., 60, currently serves as the Bank’s Executive Vice President and Chief Financial Officer, a position he assumed on January 1, 2026, overseeing the Company’s financial, accounting, treasury, budgeting, and reporting functions. Mr. Sorenson served as General Counsel of the Bank from 2022 until January 1, 2026, and has advised the Company on legal, regulatory, and financial matters for more than 25 years. Prior to joining the Bank, Mr. Sorenson was a member of Woods Rogers, PLC. He graduated from the University of Virginia with a B.A. in History and cum laude from Washington & Lee University School of Law. Mr. Sorenson has served as General Counsel to the Virginia Bar Association and on its Board of Governors. He serves on the board of Pettyjohn, Wood & White, Inc., as a trustee of the Folkes Scholarship, and on the board of Amazement Square.

Michael A. Syrek, 54, was appointed President of the Bank in October 2021. Prior to assuming this position, Mr. Syrek served as the Executive Vice President and Chief Lending Officer since 2012. Prior to joining the Bank, Mr. Syrek served as President of SunTrust Bank for the Lynchburg, Virginia region and was also a commercial team leader where he supervised commercial relationship managers throughout central and western Virginia and West Virginia. Mr. Syrek has served on numerous community boards in the Region 2000 area. Mr. Syrek graduated from James Madison University with a Bachelor of Business Administration in Accounting.

Board Leadership and Risk Oversight

Robert R. Chapman III serves as the Company’s President and Chief Executive Officer and Vice Chairman of the Board. Augustus A. Petticolas, Jr., an independent director, serves as Chairman of the Board. The Company has determined that splitting the roles of Chairman and Chief Executive Officer is appropriate because the board believes it is prudent to have an independent director set the agenda for board meetings rather than an inside director, which allows the directors to more effectively exercise their oversight role.

The Board is responsible for and actively involved in the oversight of risks inherent in the Company’s business and operations, including credit risk, market risk, operational risk, liquidity risk, interest rate risk, fiduciary risk, regulatory risk, information security risk (including cyber risk), legal risk, and reputational risk. The board must have an appropriate understanding of the types of risks to which the organization is exposed and must ensure that management is fully capable, qualified, and properly motivated to manage those risks in a manner consistent with the board’s expectations. The board’s oversight is conducted primarily through its committees, as described below, though the full board has retained responsibility for general oversight of risks. The board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports from officers responsible for oversight of particular risks within the Company and the

Bank. Management is likewise responsible for communicating and reinforcing the compliance culture the board has established and implementing measures to promote that culture throughout the organization.

The Audit Committee is responsible for overseeing the Company’s risk management function on behalf of the board, working closely with management and internal audit. The Audit Committee meets regularly with these individuals and receives findings from the Company’s enterprise risk management program, internal audits, Sarbanes-Oxley internal control reports, and other regulatory compliance reports. The Bank’s Vice President & Audit Manager provides a comprehensive risk report to the Audit Committee at each meeting. While the Audit Committee has primary responsibility for overseeing risk management, the full board remains actively involved through the enterprise risk management function.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 23, 2026 regarding the number of shares of Common Stock of the Company beneficially owned by (1) each director, (2) each Named Executive Officer, and (3) directors and Named Executive Officers as a group. The address of each director and executive officer is c/o Bank of the James Financial Group, Inc., 828 Main Street, Lynchburg, VA 24504.

Name	Common Stock Owned Beneficially (#) (1)	Percentage of Class (2)
Lewis C. Addison	19,639	*
John R. Alford, Jr. (3)	25,000	*
William C. Bryant III (4)	76,673	1.69%
Robert R. Chapman III	124,118	2.73%
A. Douglas Dalton III	11,353	*
Julie P. Doyle (5)	18,340	*
Watt R. Foster, Jr.	125,913	2.77%
Phillip C. Jamerson	17,190	*
Lydia K. Langley	100,077	2.20%
Augustus A. Petticolas, Jr.	2,560	*
Eric J. Sorenson, Jr. (6)	5,904	*
Michael A. Syrek (7)	15,250	*
Total (8)	542,017	11.93%

*Less than 1%.

(1)For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days (“presently exercisable”). Beneficial ownership also includes any shares held in the name of an individual’s spouse, minor children or other relatives living in the individual’s home.

(2)The ownership percentage of each individual is calculated based on the total of 4,543,338 shares, which is comprised of shares of Common Stock that were outstanding as of March 23, 2026, plus the number of shares that are presently exercisable. Shares of Common Stock that are presently exercisable are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any person or group, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3)Includes beneficial ownership of 3,310 shares held by Mr. Alford’s wife.

(4)Includes beneficial ownership of 75,667 shares held by Mr. Bryant and his wife as joint tenants.

(5)Includes beneficial ownership of 5,406 shares owned by Ms. Doyle’s husband and 2,457 shares owned by a limited partnership in which Ms. Doyle’s husband is a general partner.

(6)Includes 633 shares held by a partnership of which Mr. Sorenson is a 50% owner and 921 shares held by a limited liability company of which Mr. Sorenson is a manager.

(7)Includes 1,000 shares owned jointly by Mr. Syrek and his wife and 1,650 shares owned by Mr. Syrek’s wife.

(8)See notes 1 through 7.

To the knowledge of the Company’s management, based solely on our review of Schedules 13-G filed with the SEC, as of the Record Date, the following persons were the only shareholders known to the Company to beneficially own more than 5% of the Company’s outstanding Common Stock:

Name and Address of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (#)	Percent of Shares of Common Stock Outstanding
Pettyjohn, Wood & White, Inc. (1)	255,569	5.63%
1925 Atherholt Road
Lynchburg, VA 24501

Fourthstone LLC (2)	321,908	7.09%
575 Maryville Centre Drive, Suite 110,
St. Louis, MO 63141

(1)Pettyjohn, Wood & White, Inc. (“PWW”) is a wholly-owned subsidiary of the Company and a registered investment adviser. PWW filed a Schedule 13G with the SEC reporting beneficial ownership of 255,569 shares of Common Stock as of September 30, 2024, representing approximately 5.67% of the shares then outstanding. The shares are held in PWW’s advisory client accounts; PWW has sole voting power and shared dispositive power over such shares. Clients of PWW retain the right to receive dividends from, and proceeds of any sale of, the reported shares. No individual client’s interest represents more than five percent of the class.

(2)Based on a Schedule 13G filed with the SEC on February 13, 2026, reporting beneficial ownership as of December 31, 2025. Fourthstone LLC, a registered investment adviser (“Fourthstone”), holds 321,908 shares of Common Stock across three funds, representing 7.09% of the outstanding shares: Fourthstone Master Opportunity Fund Ltd (249,079 shares), Fourthstone QP Opportunity Fund LP (65,985 shares), and Fourthstone Small-Cap Financials Fund LP (6,844 shares). Fourthstone GP LLC, as general partner of Fourthstone QP Opportunity Fund LP and Fourthstone Small-Cap Financials Fund LP, may be deemed to beneficially own the 72,829 shares held by those two funds. L. Phillip Stone, IV, as Managing Member of Fourthstone and Fourthstone GP LLC, may be deemed to beneficially own all 321,908 shares. All shares are held with shared voting and shared dispositive power. The principal business address of each reporting person is 575 Maryville Centre Drive, Suite 110, St. Louis, MO 63141.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Meeting Attendance

Board and Committee Meeting Attendance

The Board of the Company held twelve (12) meetings during 2025. During 2025, each director attended at least 75% of the aggregate meetings of the board and the committees on which they served, with the exception of Mr. Foster, who attended 71% of such meetings. In calculating attendance, the Company did not include meetings of the Board of the Bank or its committees.

Director Compensation

Director Fees

Our non-employee directors serve and are compensated as both directors of the Company and the Bank. In the year ended December 31, 2025, the Company or the Bank, as applicable, paid the non-employee directors the following standard fees:

Annual Retainers

•Chairman of the Board: $12,000

•Vice Chairman of the Board: $10,000 for outside Vice-Chairman (1)

•All Other Directors: $8,000

Annual Retainers for Committee Chairs

•Loan Committee (Bank only): $4,000

•Audit, Executive, Compliance (Bank only) Committees: $3,000

•Compensation, Nominating Committees: $2,000

Board Meeting Attendance Fees

•Chairman: $2,000 per meeting

•Vice Chairman: $1,500 per meeting for outside Vice-Chairman (1)

•All Other Directors: $1,000 per meeting

•If the Company and Bank board meetings occur on the same day: $1,200 total for both meetings

Committee Meeting Attendance Fees

•All Directors: $400 per meeting

•If the Company and Bank committee meetings occur on the same day: $400 total for both meetings

(1)Mr. Chapman, an inside director, currently serves as Vice-Chairman; consequently no additional fees are paid to him for serving as Vice-Chairman.

We pay the retainers to compensate for time spent on bank-related activities outside the normal meeting structure.

In 2025, total fees paid to non-employee directors were $315,300. In addition, the Company paid $25,000 to Thomas W. Pettyjohn, Jr. under a consulting agreement entered into following his retirement from the Board in May 2025 (reflected in the “All Other Compensation” column in the table below). Total compensation paid to non-employee directors, including the consulting fee, was $340,300.

The following table contains information regarding the compensation awarded or paid to, or earned by, the Company’s directors during the 2025 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Comp- ensation ($)	Total ($)
Lewis C. Addison	29,000	-	-	-	29,000
John R. Alford, Jr.	32,000	-	-	-	32,000
William C. Bryant III	25,800	-	-	-	25,800
Robert R. Chapman III (1)	-	-	-	-	-
A. Douglas Dalton III	21,400	-	-	-	21,400
James F. Daly	17,000	-	-	-	17,000
Julie P. Doyle	26,000	-	-	-	26,000
Watt R. Foster, Jr.	24,800	-	-	-	24,800
Phillip C. Jamerson	25,800	-	-	-	25,800
Lydia K. Langley	36,800	-	-	-	36,800
Augustus A. Petticolas, Jr.	48,600	-	-	-	48,600
Thomas W. Pettyjohn, Jr. (2)	28,100	-	-	25,000	53,100
J. Todd Scruggs (1)	-	-	-	-	-
Total	315,300	-	-	25,000	340,300

(1)In 2025, both Messrs. Chapman and Scruggs were employee-directors and as such did not receive additional compensation for service on the boards of the Company or the Bank or committees thereof.

(2)Amount listed under “All Other Compensation” represents fees paid under a consulting agreement entered into in June 2025 following Mr. Pettyjohn’s retirement from the Board. The amount was paid for advisory services rendered after his term as a director concluded and does not represent director compensation.

Attendance at Meetings of Shareholders

The Company encourages each member of the Board to attend the upcoming Annual Meeting of Shareholders. All of the Company’s directors attended the 2025 Annual Meeting of Shareholders of the Company.

Compensation of Executive Officers

The Board of Directors believes that executive compensation should support the Company’s long-term strategy and align management’s interests with those of shareholders. Oversight of executive compensation is the responsibility of the Compensation Committee, which is composed entirely of independent directors under Nasdaq listing standards. The Committee reviews executive compensation annually and makes recommendations to the Board of Directors regarding the compensation of the Company’s executive officers. The Board also periodically reviews non-employee director compensation to ensure it remains competitive with similarly situated financial institutions and appropriately aligns the interests of directors with those of shareholders.

The Compensation Committee of the Bank’s Board of Directors reviews and approves the compensation of senior management, including the Named Executive Officers. In performing this function, the Committee evaluates individual performance, the Bank’s financial performance, and compensation practices at comparable financial institutions. The Committee makes recommendations regarding executive compensation to the Board of Directors, which determines the appropriate compensation for the following year. The Committee also administers the Company’s 2018 Bank of the James Financial Group, Inc. Equity Incentive Plan.

Compensation for senior management generally consists of base salary, discretionary bonuses, participation in the Bank’s 401(k) savings plan, employee benefit programs, and participation in Salary Continuation Agreements for certain executives. Base salaries are reviewed periodically and may be adjusted based on individual performance, responsibilities, and market considerations. Bonuses awarded to executive officers are discretionary and are based on a combination of individual performance and the Bank’s financial results.

The Company sponsors a 401(k) savings plan under which eligible employees, including executive officers, may defer a portion of their compensation subject to applicable limits. The Company also provides group health, life, and disability insurance and other employee benefits to its employees, including executive officers. Certain executive officers participate in Salary Continuation Agreements that provide supplemental retirement benefits, which are described below under “Executive Compensation Arrangements—Salary Continuation Agreements.”

The officers of the Company serve without compensation from the Company but are compensated by the Bank for services performed as officers of the Bank. The Compensation Committee retains discretion in determining executive compensation and may consider factors it deems relevant, including individual performance, the Company’s financial performance, market data, and other qualitative considerations.

The Summary Compensation Table below includes a correction to “All Other Compensation” amounts previously reported for 2024. In prior disclosure, amounts attributable to each executive’s Salary Continuation Agreement were reported based on the taxable portion of the benefit increase rather than the Bank’s expense accrual, as required by Item 402 of Regulation S-K. The 2024 figures presented below reflect the corrected expense accrual amounts. See footnote (4) for the specific amounts of the correction for each named executive officer and a description of the prior proxy statement amounts similarly affected.

Summary Compensation Table—2025

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($) (4)	Total ($)

Robert R. Chapman III (1)	2025	400,555	165,000	308,340	873,895
President of Financial and CEO of the Bank	2024	400,555	150,000	289,381	839,936

J. Todd Scruggs (2)	2025	321,518	75,000	118,548	515,066
Secretary-Treasurer of Financial and EVP and CFO of the Bank	2024	321,518	125,000	112,383	558,901

Michael A. Syrek (3)	2025	313,296	140,000	109,432	562,728
President of the Bank	2024	312,499	125,000	103,701	541,200

(1) “All Other Compensation” consists entirely of matching contributions made under the Bank’s 401(k) plan ($13,667 in 2025 and $11,893 in 2024), HSA matching contributions ($1,600 in each of 2025 and 2024), life insurance premiums ($1,020 in 2025 and $802 in 2024), and amounts expensed by the Bank under Mr. Chapman’s Salary Continuation Agreement ($292,053 in 2025 and $275,086 in 2024), reflecting the Bank’s expense accrual. See note (4) regarding corrected Salary Continuation Plan expense accrual reporting previously reported for amounts for 2024 in the Summary Compensation table.

(2) “All Other Compensation” consists entirely of matching contributions made under the Bank’s 401(k) plan ($12,861 in 2025 and $12,830 in 2024), HSA matching contributions ($1,900 in each of 2025 and 2024), life insurance premiums ($795 in 2025 and $644 in 2024), and amounts expensed by the Bank under Mr. Scruggs’ Salary Continuation Agreement ($102,992 in 2025 and $97,009 in 2024), reflecting the Bank’s expense accrual. See note (4) regarding corrected Salary Continuation Plan expense accrual reporting previously reported for amounts for 2024 in the Summary Compensation table.

(3) “All Other Compensation” consists entirely of matching contributions made under the Bank’s 401(k) plan ($12,532 in 2025 and $12,473 in 2024), HSA matching contributions ($1,900 in each of 2025 and 2024), life insurance premiums ($819 in 2025 and $625 in 2024), and amounts expensed by the Bank under Mr. Syrek’s Salary Continuation Agreement ($94,181 in 2025 and $88,703 in 2024), reflecting the Bank’s expense accrual. See note (4) regarding corrected Salary Continuation Plan expense accrual reporting previously reported for amounts for 2024 in the Summary Compensation table.

(4)Correction to Salary Continuation Plan amounts. The previously reported amounts were based on the taxable portion of the annual benefit increase under each executive's Salary Continuation Agreement rather than the Bank's expense accrual for those arrangements. Because previously vested benefit amounts accrue tax-free within the funding vehicle, the amount taxable to each executive in a given year is generally less than the Bank’s full expense accrual, which includes interest crediting on the cumulative benefit. This correction relates solely to Summary Compensation Table disclosure and does not affect the Company's previously reported financial statements. The previously reported 2024 “All Other Compensation” amounts were understated by $96,583 for Mr. Chapman, $44,078 for Mr. Scruggs, and $28,295 for Mr. Syrek. Prior proxy statements for 2023 were similarly affected, with understatements of $85,360, $38,131, and $20,030 for Messrs. Chapman, Scruggs, and Syrek, respectively.

Option Grant Policies and Practices Disclosure

The Company maintains the 2018 Bank of the James Financial Group, Inc. Equity Incentive Plan, which authorizes the Compensation Committee to grant stock options and other equity-based awards to eligible employees and directors. The exercise price of any stock option grant must be no less than the closing price of the Company’s Common Stock on the Nasdaq Stock Market on the date of grant.

The Company did not grant any equity awards during 2025, 2024, or 2023, and no Named Executive Officers held outstanding equity awards during those years.

Outstanding Equity Awards at Fiscal Year End

The Company did not make any awards under the Equity Incentive Plan in 2025. The Named Executive Officers have no outstanding equity awards.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information concerning the Company’s equity compensation plans on December 31, 2025. All figures have been adjusted to reflect all stock dividends declared by the Company.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Option, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column)
Equity compensation plans approved by shareholders -
2018 Bank of the James Financial Group, Inc. Equity Incentive Plan (1)	-	N/A	248,049

2018 Bank of the James Financial Group, Inc. Employee Stock Purchase Plan (2)	-	N/A	231,914

Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	-	N/A	479,963

(1)Shares available to be granted under the Equity Incentive Plan as of December 31, 2025, in the form of stock options, restricted stock, restricted stock units, and performance units. The number of shares remaining available for future issuance has been adjusted to reflect a 10% stock dividend paid on July 9, 2021.

(2)Shares remaining for issuance under the Employee Stock Purchase Plan (“ESPP”) as of December 31, 2025. To date, all shares have been purchased in the open market at market price using payroll deductions. Consequently, as currently administered the shares under the ESPP have no exercise price. The number of shares remaining available for future issuance has been adjusted to reflect a 10% stock dividend paid on July 9, 2021.

Executive Compensation Arrangements

Employment Agreements

None of our Named Executive Officers have employment agreements. Information with respect to the payment upon change of control is set forth under “Salary Continuation Agreements” below.

Salary Continuation Agreements

The Bank has entered into Salary Continuation Agreements with certain executive officers whose compensation is disclosed in this proxy statement.

Each of the Salary Continuation Agreements has been amended from time to time to reflect changes in compensation and other terms of employment. As amended, the agreements provide supplemental retirement benefits to the executives, including increased benefits in certain circumstances, as summarized below.

The Bank maintains bank-owned life insurance that is intended to assist in meeting the Bank’s obligations under the Salary Continuation Agreements. The agreements are nonqualified deferred compensation arrangements and constitute unsecured general obligations of the Bank. Participants have no ownership interest in any life insurance policies maintained by the Bank.

The amounts shown in the tables and discussion below represent the annual benefits payable under the applicable Salary Continuation Agreements upon retirement at the normal retirement age specified in the agreement, assuming the executive remains employed by the Bank until that retirement date, except with respect to Mr. Scruggs, who separated from service on January 5, 2026 and whose benefits are described below based on the actual triggering event applicable to his separation. The amounts shown do not reflect the currently vested benefits under the agreements as of December 31, 2025, which would be lower if employment terminated prior to retirement, except with respect to Mr. Scruggs as described below. All benefit amounts shown reflect Schedule A values as of December 31, 2025; the actual benefit payable upon a triggering event will be determined from Schedule A as of the end of the plan year preceding the triggering event. A participant forfeits all benefits upon termination for cause, as defined in the applicable agreement. Notwithstanding the payment timing indicated in the tables below, to the extent that a Named Executive Officer is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code at the time of his or her separation from service, any payment of nonqualified deferred compensation triggered by such separation from service shall be delayed until the first day of the seventh month following the date of separation from service (or, if earlier, the date of the executive's death), as required by Section 409A.

Robert R. Chapman III

Mr. Chapman and the Bank entered into two separate Salary Continuation Agreements: Agreement 1, effective August 6, 2009 and amended October 1, 2016, and Agreement 2, effective March 1, 2024. The amounts shown are as of December 31, 2025, the last day of the most recently completed plan year.

Triggering Event	Agreement	Payment Form	Benefit Amount	Payment Timing
Normal Retirement (age 65)	Agreement 1	Lump Sum	$2,315,177	Within 90 days following Normal Retirement Age
	Agreement 2	Lump Sum	$317,589	Within 90 days following Normal Retirement Age

Early Termination (without cause, before age 65)	Agreement 1	Lump Sum	$1,964,238 (1)	Within 90 days following Separation from Service
	Agreement 2	Lump Sum	$168,833 (1)	Within 90 days following Separation from Service
Disability (prior to age 65)	Agreement 1	Annual Installments	$2,159,480 (1)	Monthly for 15 years commencing within 90 days following Normal Retirement Age
	Agreement 2	Lump Sum	$185,615 (1)	Within 90 days following Normal Retirement Age
Change in Control (termination within 24 months)	Agreement 1	Lump Sum	$2,275,758 (2)	Within 90 days following Separation from Service
	Agreement 2	Lump Sum	$298,467 (2)	Within 90 days following Separation from Service
Death (while employed)	Agreement 1	Lump Sum	$2,315,177	Within 90 days following death
	Agreement 2	Annual Installments	$30,073/year for 15 years	Monthly payments commencing within 90 days following death

(1)Amount represents the Schedule A value as of December 31, 2025, the end of the most recently completed plan year. The actual benefit payable will be the Schedule A value as of the end of the plan year immediately preceding the triggering event.

(2)Assumes a Change in Control and qualifying Separation from Service occurred on December 31, 2025. The benefit payable will be the Schedule A value as of the end of the plan year immediately preceding Separation from Service.

J. Todd Scruggs

Mr. Scruggs and the Bank entered into a Salary Continuation Agreement effective August 6, 2009 and amended on October 1, 2016 and January 1, 2023. The agreement provided deferred compensation benefits to Mr. Scruggs under various triggering events, including normal retirement at age 65, early termination, disability, change in control, and death.

Mr. Scruggs separated from service on January 5, 2026. His separation was treated as an Early Termination under the agreement. Under the terms of the agreement, Mr. Scruggs is entitled to receive a lump sum benefit equal to the Early Termination benefit set forth on Schedule A for the plan year immediately preceding his separation from service. As of December 31, 2025, Mr. Scruggs was 100% vested in the Early Termination benefit, which had a lump sum value of $914,650. Payment of this benefit will be made in accordance with the terms of the agreement and is subject to the six-month payment delay applicable to specified employees under Section 409A of the Internal Revenue Code.

Michael A. Syrek

Mr. Syrek and the Bank entered into two separate Salary Continuation Agreements: Agreement 1, effective January 29, 2013 and amended October 1, 2016, and Agreement 2, effective January 1, 2023. The amounts shown are as of December 31, 2025, the last day of the most recently completed plan year.

Triggering Event	Agreement	Payment Form	Benefit Amount	Payment Timing
Normal Retirement (age 65)	Agreement 1	Annual Installments	$149,969/year for 15 years	Monthly payments commencing within 90 days following Normal Retirement Date
	Agreement 2	Annual Installments	$65,281/year for 15 years	Monthly payments commencing the month following Separation from Service
Early Termination (without cause, before age 65)	Agreement 1	Lump Sum	$531,431 (1)	Within 90 days following Separation from Service
	Agreement 2	Annual Installments	$11,105/year for 15 years (1)	Monthly payments commencing the month following Separation from Service
Disability (prior to age 65)	Agreement 1	Annual Installments	$102,916/year for 15 years (1)	Monthly payments commencing within 90 days following Normal Retirement Age

	Agreement 2	Lump Sum	$211,830 (1)	Lump sum paid the month following Normal Retirement Age
Change in Control (termination within 24 months)	Agreement 1	Lump Sum	$969,940 (2)	Within 90 days following Separation from Service
	Agreement 2	Annual Installments	$42,679/year for 15 years (2)	Monthly payments commencing the month following Separation from Service
Death (while employed)	Agreement 1	Lump Sum	$1,488,393	Within 90 days following death
	Agreement 2	Annual Installments	$65,281/year for 15 years	Monthly payments commencing the month following death

(1)Amount represents the Schedule A value as of December 31, 2025, the end of the most recently completed plan year. The actual benefit payable will be the Schedule A value as of the end of the plan year immediately preceding the triggering event.

(2)Assumes a Change in Control and qualifying Separation from Service occurred on December 31, 2025. The benefit payable will be the Schedule A value as of the end of the plan year immediately preceding Separation from Service.

Potential Payments Upon Retirement, Termination, or Change in Control

Except for benefits payable under the Salary Continuation Agreements described above, the Company does not maintain any agreements providing for payments to the Named Executive Officers upon retirement, termination of employment, or a change in control of the Company.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the following table presents information regarding compensation actually paid (“CAP”) to the Company’s Principal Executive Officer (“PEO”) and the average compensation actually paid to the Company’s other Named Executive Officers (“Non-PEO NEOs”), as compared to the Company’s cumulative total shareholder return (“TSR”) and net income for the fiscal years ended December 31, 2025, 2024, and 2023.

For purposes of this disclosure, Robert R. Chapman III served as the Company’s Principal Executive Officer for each of the years presented. The Company’s Non-PEO NEOs for 2025, 2024, and 2023 were J. Todd Scruggs and Michael A. Syrek.

Because the Company did not grant any equity awards during 2025, 2024, or 2023 and the Named Executive Officers held no outstanding or unvested equity awards during those years, no equity-related adjustments were required in determining compensation actually paid under Item 402(v).

Accordingly, compensation actually paid for each Named Executive Officer for each year presented is equal to the total compensation reported in the Summary Compensation Table.

Pay-Versus-Performance Table
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO($)(3)	Average Summary Compensation table total for Non-PEO NEOs($)(2)	Average Compensation Actually Paid to Non-PEO NEOs($)(3)	Value of Initial Fixed Investment Based on Total Shareholder Return($) (4)	Net Income($) (000’s) (5)
2025	$ 873,895	$ 873,895	$ 538,897	$ 538,897	$ 167.66	$ 9,022
2024	839,936	839,936	550,051	550,051	140.19	7,944
2023	650,513	650,513	527,855	527,855	105.29	8,704

(1)Robert R. Chapman III was the Registrant’s Principal Executive Officer (PEO) for each of the 2025, 2024, and 2023 fiscal years.

(2)For the 2025, 2024, and 2023 fiscal years, the Registrant’s Non-PEO NEOs were J. Todd Scruggs and Michael A. Syrek.

(3)No adjustments were required by Item 402(v) of Regulation S-K to total compensation for any year presented in determining compensation actually paid. The 2024 and Summary Compensation Table totals used in this table reflect corrected Salary Continuation Plan expense accrual amounts as described in footnote (4) to the Summary Compensation Table above, which also affect the 2024 and 2023 average Non-PEO NEO compensation shown in this table.

(4)Represents the cumulative total return on a hypothetical $100 investment in the Company’s Common Stock made on December 31, 2022, through the end of the applicable fiscal year, calculated in accordance with Item 201(e) of Regulation S-K, assuming reinvestment of dividends.

(5)As reported on the Registrant’s Consolidated Statements of Income for the applicable fiscal year, as provided under Part II, Item 8, of the Registrant’s Annual Report on Form 10-K.

			Equity Award Adjustments -PEO
Year	Summary Compensation Table Total for PEO ($)	Reported Value of Granted Equity Awards ($)	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Compensation Actually Paid to PEO ($)
2025	873,895	-	-	-	873,895
2024	839,936	-	-	-	839,936
2023	650,513	-	-	-	650,513

			Equity Award Adjustments -Non-PEO NEOs
Year	Summary compensation table total for Non-PEO NEOs ($) (1)	Reported Value of Granted Equity Awards ($)	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Compensation actually paid to Non-PEO NEOs ($)
2025	538,897	-	-	-	538,897
2024	550,051	-	-	-	550,051
2023	527,855	-	-	-	527,855

(1)For the 2025, 2024, and 2023 fiscal years, the Registrant’s Non-PEO NEOs were J. Todd Scruggs and Michael A. Syrek.

Because the Company made no equity awards in 2025, 2024, or 2023, no equity award adjustments were required under Item 402(v) of Regulation S-K. Accordingly, compensation “actually paid” equals the amounts set forth in the Summary Compensation Table above.

Relationship Between Pay and Performance

The Company believes executive compensation should align with the long-term interests of shareholders while remaining competitive with peer financial institutions. From 2023 through 2025, cumulative total shareholder return increased along with net income. Compensation actually paid to the Company’s Named Executive Officers during this period primarily reflects adjustments to base salary and discretionary bonuses.

The Company believes that net income is the financial performance measure that represents the most important metric used by the Company to link compensation actually paid to its Named Executive Officers to Company performance for the most recently completed fiscal year.

Total shareholder return shown in the Pay-Versus-Performance table represents the cumulative return on a $100 investment in the Company’s Common Stock for the period beginning December 31, 2022 through December 31, 2025, calculated in accordance with Item 201(e) of Regulation S-K.

The following graphs illustrate the relationship between compensation actually paid to the Company’s executive officers and (i) total shareholder return and (ii) net income for the years presented.

The following graphs illustrate the relationship during 2023, 2024, and 2025 between compensation actually paid to our PEO and other NEOs and net income (in thousands).

TRANSACTIONS WITH RELATED PARTIES

Loans and Extensions of Credit. The Company maintains written policies and procedures to strictly control all loans to insiders in accordance with Federal law, specifically Regulation O (12 CFR Part 215). Insiders include any executive officer, director, or principal shareholder and entities which such persons control. Some of the directors and officers of the Company and the Bank are at present, as in the past, customers of the Bank, and the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2025 and 2024, the total outstanding loans to directors and officers and their related parties, including loans guaranteed by such persons, aggregated $4,590,000 and $10,133,000, respectively. None of these loans or other extensions of credit are disclosed as nonaccrual, past due, restructured, or potential problem loans.

Other Transactions. In October 2003, the Bank entered into an original lease agreement (the “Original Lease”) for approximately 29,623 square feet of office space at 828 Main Street, Lynchburg, Virginia. The property is owned by Jamesview Investments, LLC (“Jamesview”), a Virginia limited liability company owned by director William C. Bryant III. On March 5, 2021, Jamesview executed an Amended and Restated Deed of Lease (“Amended and Restated Lease”), effective retroactively to June 1, 2019, aligning with the date from which both parties had been performing under its terms. This amendment was approved in accordance with the related party transaction approval process.

The Amended and Restated Lease replaced the Original Lease entirely, with an initial term from June 1, 2019, to July 31, 2025. The Bank exercised the first renewal option, extending the term through July 31, 2029. The Bank retains two additional five-year renewal options. Currently, the Bank leases approximately 32,400 square feet under this agreement. During the first renewal term, monthly rent installments are approximately $39,000 (subject to variation based on parking space usage) plus an additional fee for security. Total rent payments to Jamesview during 2025 were approximately $468,000.

In 2020, the Company issued $10,050,000 in unregistered debt securities (the “2020 Notes”) to accredited investors in a private placement. The 2020 Notes bore interest at the rate of 3.25% per year, with interest payable quarterly in arrears, and were paid in full on June 30, 2025. A member of the Board who served during part of 2025 purchased $100,000 of the 2020 Notes and received approximately $1,625 in interest payments during 2025. Immediate family members of a Board member purchased an aggregate of $400,000 of the 2020 Notes and during 2025 received approximately $6,500 in interest payments from the 2020 Notes. The related parties above purchased the 2020 Notes on the same terms as all other purchasers.

Approval Process for Related Party Transactions. The disinterested members of the Board of Directors review all related party transactions for potential conflicts of interest. The Board of Directors must approve all related party transactions, and such transactions must be on terms not less favorable to the Company or the Bank than those that prevail in arm’s-length transactions with third parties. Related party transactions are those involving the Company and the Bank which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

There are no legal proceedings to which any director, officer, principal shareholder, or associate is a party that would be material and adverse to the Bank.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Elliott Davis served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024. For the fiscal year ending December 31, 2026, the Audit Committee engaged Elliott Davis as the Company’s independent registered public accounting firm.

Elliott Davis has confirmed to the Company that neither the firm nor any of its members has any direct financial interest or material indirect financial interest in the Company or the Bank, and that Elliott

Davis does not hold any position with respect to the Company or the Bank as a promoter, underwriter, voting trustee, director, officer, or employee.

Audit Committee Report

The Audit Committee is currently composed of four directors, each of whom qualifies as independent under Nasdaq listing standards, SEC regulations, and Exchange Act Rule 10A-3. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Committee reviews and updates this charter annually to ensure compliance with applicable regulatory requirements.

Management is responsible for establishing and maintaining the Company’s internal control over financial reporting, preparing the consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP), ensuring compliance with applicable laws and regulations, and upholding ethical business standards. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing an audit report thereon. The Audit Committee oversees these processes on behalf of the Board of Directors.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged for the purpose of issuing an audit report and performing other audit, review, or attestation services for the Company. The Audit Committee also monitors and oversees the accounting and financial reporting processes of the Company on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Bank of the James Financial Group, Inc. (the “Company”) for the fiscal year ended December 31, 2025, with management and Elliott Davis, the Company’s independent registered public accounting firm. These discussions included matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and applicable SEC regulations.

Elliott Davis provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the Audit Committee its independence from the Company and its management. Based on those disclosures and discussions, the Audit Committee determined that Elliott Davis is independent from the Company.

Based on the discussions with management and Elliott Davis, the Audit Committee’s review of the representations of management, and the report of Elliott Davis, the Audit Committee unanimously recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2025.

Submitted by the Audit Committee of the Board of Directors of Bank of the James Financial Group, Inc.

Lewis C. Addison - Chair

Julie P. Doyle

Lydia K. Langley

Phillip C. Jamerson

Fees Paid to Independent Registered Accounting Firm for 2025 and 2024 Fiscal Years

Elliott Davis served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024. The following table presents the aggregate fees paid or to be paid by the Company and the Bank for professional services rendered by Elliott Davis in 2025 and 2024:

Service Category	2025	2024
Audit Fees (1)	$ 202,400	$ 186,550
Audit Related Fees (2)	-	-
Tax Fees (3)	-	-
Total	$ 202,400	$ 186,550

(1)Audit fees consist of audit and review services and review of documents filed with the SEC.

All Other Fees

Other than the fees set forth above, Elliott Davis did not bill the Company or the Bank for any other fees during 2025 or 2024.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of the Audit Committee that the Company’s independent auditor may provide only those services that have been pre-approved by the Audit Committee. Under this policy, any service provided by the independent auditor must be specifically approved in advance by the Audit Committee unless it falls within categories of services that have received general pre-approval.

General pre-approval applies to routine audit-related services and certain permissible non-audit services that have been specifically identified and approved by the Audit Committee in advance. Services that do not qualify for general pre-approval must receive specific approval from the Audit Committee prior to engagement. Requests for specific pre-approval must be submitted jointly by the independent auditor and the Company’s principal accounting officer, accompanied by a joint statement outlining the nature of the services and affirming that the services will not impair the auditor’s independence in relation to the Company.

During 2025 and 2024, Elliott Davis provided audit services only, as set forth in the table above. All such services were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of these services by Elliott Davis is compatible with maintaining Elliott Davis's independence. The Audit Committee reviews and pre-approves permissible services annually and revises general pre-approval as necessary throughout the year.

PROPOSAL TWO -
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

The Audit Committee of the Board of Directors has appointed Elliott Davis as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Although shareholder ratification of this appointment is not legally required, the Board considers it a matter of good corporate governance to request shareholder ratification of this selection.

If shareholders do not ratify the appointment of Elliott Davis, the Audit Committee will reconsider whether to retain the firm or to engage other auditors. Even if the appointment is ratified, the Audit Committee retains discretion to appoint different auditors at any time if circumstances warrant a change.

Representatives of Elliott Davis will be present virtually at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to shareholder questions during the meeting.

PROPOSAL THREE -
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION.

As described in detail under the section entitled “Executive Officer Compensation”, the Company is committed to a compensation philosophy designed to attract, motivate, and retain talented executives and to align executive interests closely with the long-term interests of our shareholders. We encourage shareholders to carefully review the compensation discussion provided in this Proxy Statement.

As required by Section 14A of the Securities Exchange Act of 1934, shareholders will be asked at the Annual Meeting to approve, on an advisory and non-binding basis, the following resolution:

RESOLVED, that the shareholders of Bank of the James Financial Group, Inc. approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

This advisory vote, commonly known as a “say-on-pay” vote, is held annually. Although this vote is non-binding, the Board of Directors and the Compensation Committee greatly value shareholder feedback regarding executive compensation. The Board of Directors and the Compensation Committee will review and carefully consider the results of this advisory vote when evaluating the Company’s executive compensation policies and practices in the future.

OTHER MATTERS

Date Of Receipt of Shareholder Proposals to Be Presented at Next Annual Meeting

Shareholder proposals intended for inclusion in the Company’s proxy statement and proxy card for the 2027 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than December 7, 2026. Proposals received by this deadline and meeting all requirements of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered for inclusion in the proxy materials. Shareholders are encouraged to submit their proposals by certified mail, return receipt requested, to ensure timely receipt.

Communications With Members of the Board

Shareholders may communicate with the Board by mailing written communications to the attention of Eric J. Sorenson, Jr., Secretary to the Board, at the principal office of the Company at 828 Main Street, Lynchburg, VA 24504. All such communications are reviewed by the Secretary to the Board and submitted to the Board, unless they are deemed non-substantive.

Other Matters That May Come Before the Meeting

The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth herein. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

Where You Can Find More Information Including Our Annual Report and Financial Statements

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 has been furnished to the shareholders. Additional copies of the Annual Report on Form 10-K can be found by clicking the heading “Investor Relations” on the Company’s website, www.bankofthejames.bank, and then clicking on “Learn More,” then “Accept,” then “SEC Filings,” and then “Annual Reports.” Copies may also be obtained by written request to Eric J. Sorenson, Jr., Secretary of the Company, at 828 Main Street, Lynchburg, VA 24504.

Lynchburg, Virginia April 6, 2026	BY ORDER OF THE BOARD OF DIRECTORS /S/ Eric J. Sorenson, Jr. Eric J. Sorenson, Jr., Secretary

Banko The James FINANCIAL GROUP, INC. SCAN TO VIEW MATERIALS &VOTE BANK OF THE JAMES FINANCIAL GROUP, INC. OO BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to ww w. proxy vote. com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BOTJ2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INKAS FOLLOWS: V88618-P48367 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY P — - BANK OF THE JAMES FINANCIAL GROUP. INC. For Withhold For All To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: All All Except 1. Election of Directors □ 0 0 Nominees: 01) Robert R. Chapman III 02) Julie P. Doyle 03) Lydia K. Langley 04) Augustus A. Petticolas, Jr. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection by Financial of Elliott Davis, PLLC, independent public accountants to audit the financial statements of Financial for the fiscal year □ □ □ ending on December 31, 2026. 3. Advisory vote on approval of executive compensation. □ □ □ NOTE: To act upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Management is not aware of any other business, other than procedural matters incident to the conduct of the Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V88619-P48367 BANK OF THE JAMES FINANCIAL GROUP, ING Annual Meeting of Shareholders May 19, 2026 1:00 p.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints A. Douglas Dalton III and John R. Alford, Jr. or either one of them, as proxies, each with full power of substitution, to act for the undersigned with respect to all shares of Common Stock of Bank of the James Financial Group, Inc. held of record by the undersigned on March 23, 2026 at the Annual Meeting of Shareholders to be held on May 19, 2026 at 1:00 p.m. Eastern Time or any postponement or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side